UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023 (October 10, 2023)

__________________________

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01.	Entry into a Material Definitive Agreement.

Supplier Agreement Amendment

On October 11, 2023, Volcon, Inc. (the “Company”) entered into amendment no. 1 (the “Amendment No. 1”) to a supplier agreement (the “Agreement”) with GLV Ventures (“GLV”). Pursuant to Amendment No. 1, GLV agreed to provide the Company with extended payment terms and provide the Company with credit against new vehicles for the value of certain purchased parts. In consideration for entering into the Amendment No. 1, the Company agreed to issue GLV (or its designee) five-year warrants to purchase 2,000,000 shares of Company common stock with an exercise price of $0.4199 per share, which was equal to the closing price of the Company's common stock on the date of the Amendment No. 1, 1,000,000 shares were fully vested upon issuance and the remaining warrants will vest 45 days from the issuance date. The Company agreed to use its best efforts to register the resale of the shares underlying the warrants prior to December 31, 2023. The warrants issuance is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The summary of Amendment No. 1 and the form of warrant agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 and the form of warrant agreement, copies of which is attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Warrant Inducement

On October 13, 2023, the Company entered into an inducement offer letter agreement (the “Inducement Letter”) with three holders (each, a “Holder”) of the Company’s existing warrants amended and restated on May 24, 2023 (the “Existing Warrants”). Pursuant to the Inducement Letter, the Company reduced the exercise price of up to 973,000 Existing Warrants (after given effect to the 1:5 reverse stock split that went into effect at 4:01 pm (New York time) on October 13, 2023) to the lesser of (i) $1.75 (after giving effect to the 1:5 reverse stock split that went into effect at 4:01 pm (New York time) on October 13, 2023) and (ii) the exercise price in effect at the time of exercise of the Existing Warrants, including after giving effect to the provisions of Section 3(f) of the Existing Warrants (such lesser price, the “Reduced Warrant Exercise Price”). The reduction of the exercise price of such Existing Warrants will remain in effect until October 27, 2023 (the “Inducement Period”). Any Warrants not exercised prior to the end of the Inducement Period will revert back to the existing exercise price of $2.50 (after given effect to the 1:5 reverse stock split) as adjusted pursuant to other events that would result in a change in the exercise price under the original terms of the Existing Warrants.

In addition, pursuant to the Inducement Letter, the Holders who exercise such Existing Warrants for cash on or prior to October 27, 2023 would receive a new warrant (“New Warrant”) to purchase a number of shares of common stock equal to the number of shares of common stock exercised under the Existing Warrants.

The resale of the shares of common stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1 (File No. 333-272564), declared effective by the Securities and Exchange Commission (the “SEC”) on June 27, 2023.

The form of Inducement Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Inducement Letter are not intended to be complete and is qualified in its entirety by reference to such exhibit. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, the Company eliminated the position of chief operating officer, and terminated Stephanie Davis, the Company’s chief operating officer, from that position. The responsibilities of the chief operating office will be assumed by other members of management, and it is not anticipated that this will impact the launch timing of the Stag.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 herein is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s annual meeting of stockholders completed on June 14, 2023, the stockholders of the Company approved an amendment to the Company’s amended and restated certificate of incorporation (the “Amendment”) to effect the reverse stock split at a ratio in the range of 1-for-2 to 1-for-5, with such ratio to be determined in the discretion of the Company’s board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion prior to the one-year anniversary of the annual meeting.

Pursuant to such authority granted by the Company’s stockholders, the Company’s board of directors approved a one-for-five (1:5) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock and the filing of the Amendment to effectuate the Reverse Stock Split. The Amendment was filed with the Secretary of State of the State of Delaware and the Reverse Stock Split became effective in accordance with the terms of the Amendment at 4:01 p.m. Eastern Time on October 13, 2023 (the “Effective Time”). The Amendment provides that, at the Effective Time, every five shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, which will remain $0.00001.

As a result of the Reverse Stock Split, the number of shares of common stock outstanding will be reduced from approximately 33.55 million shares as of October 13, 2023, to approximately 6.71 million shares, and the number of authorized shares of common stock will remain at 250 million shares. As a result of the Reverse Stock Split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the Effective Time will be reduced proportionately.

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No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number. The Reverse Stock Split became effective at 4:01 p.m., Eastern Time, on October 13, 2023, and the Company’s common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market at the open of the markets on October 16, 2023. The trading symbol for the common stock will remain “VLCN.” The Company’s post-Reverse Stock Split common stock has a new CUSIP number (CUSIP No. 92864V 202), but the par value and other terms of the common stock are not affected by the Reverse Stock Split.

The summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Stag Pre-Order Update

The Company has released the trim packages for its first Volcon UTV model, the Stag, and is in the process of contacting all its dealers and distributors and requesting that they review the trim packages and replace previous orders for the models with the newly released trim packages they would like to receive as well as their desired delivery schedule. The Company expects to receive these replacement orders over the next 4-6 weeks. The Company has also proactively contacted all consumers who placed pre-orders for a Stag and requested that they visit their website to select the trim package they would like to order. All orders are cancelable until delivered.

Reverse Stock Split

On October 13, 2023, the Company issued a press release to announce that today it filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-5 reverse stock split of its common stock. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The table below sets forth the impact of the Reverse Stock Split on the Company’s net loss per common share – basic and diluted; weighted average common shares outstanding – basic and diluted; and shares issued and outstanding, for the years ended December 31, 2022 and 2021; the three months ended March 31, 2023 and 2022; three months ended June 30, 2023 and 2022; and the six months ended June 30, 2023 and 2022.

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	PRE SPLIT		POST SPLIT
	Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net loss	$(34,235,405)	$(40,125,109)	$(34,235,405)	$(40,125,109)

Net loss per common share - basic	$(1.45)	$(8.79)	$(7.23)	$(43.93)

Net loss per common share - diluted	$(1.45)	$(8.79)	$(7.23)	$(43.93)

Weighted average common shares outstanding - basic	23,686,752	4,567,072	4,737,351	913,415

Weighted average common shares outstanding - diluted	23,686,752	4,567,072	4,737,351	913,415

	PRE SPLIT		POST SPLIT
	3 MONTHS ENDED MARCH 31,		3 MONTHS ENDED MARCH 31,
	2023	2022	2023	2022

Net loss	$(7,299,469)	$(8,612,345)	$(7,299,469)	$(8,612,345)

Net loss per common share - basic	$(0.30)	$(0.40)	$(1.49)	$(1.98)

Net loss per common share - diluted	$(0.30)	$(0.40)	$(1.49)	$(1.98)

Weighted average common shares outstanding - basic	24,535,131	21,745,089	4,907,027	4,349,018

Weighted average common shares outstanding - diluted	24,535,131	21,745,089	4,907,027	4,349,018

	PRE SPLIT		POST SPLIT
	3 MONTHS ENDED JUNE 30,		3 MONTHS ENDED JUNE 30,
	2023	2022	2023	2022

Net loss	$(23,028,194)	$(9,926,462)	$(23,028,194)	$(9,926,462)

Net loss per common share - basic	$(0.85)	$(0.41)	$(4.25)	$(2.05)

Net loss per common share - diluted	$(0.85)	$(0.41)	$(4.25)	$(2.05)

Weighted average common shares outstanding - basic	27,120,614	24,243,189	5,424,123	4,848,638

Weighted average common shares outstanding - diluted	27,120,614	24,243,189	5,424,123	4,848,638

	PRE SPLIT		POST SPLIT
	6 MONTHS ENDED JUNE 30,		6 MONTHS ENDED JUNE 30,
	2023	2022	2023	2022

Net loss	$(30,327,663)	$(18,538,808)	$(30,327,663)	$(18,538,808)

Net loss per common share - basic	$(1.17)	$(0.81)	$(5.87)	$(4.03)

Net loss per common share - diluted	$(1.17)	$(0.81)	$(5.87)	$(4.03)

Weighted average common shares outstanding - basic	25,835,014	23,001,040	5,167,003	4,600,208

Weighted average common shares outstanding - diluted	25,835,014	23,001,040	5,167,003	4,600,208

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of Volcon, Inc.
4.1	Form of Warrant issued to GLV Ventures
10.1	First Amendment dated October 11, 2023 to Volcon Stag Supplier Agreement
10.2	Form of Inducement Letter
99.1	Press release dated October 13, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: October 16, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

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